UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2007

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

 (State or Other Jurisdiction of Incorporation)
0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

321 Manley Street, West Bridgewater, MA	02379
(Address of Principal Executive Offices)	(Zip Code)

(508) 580-1818

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The information in Item 3.02 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

On November 21, 2007, Pressure BioSciences, Inc. (the “Company”) completed the closing of a private placement, pursuant to which the Company sold an aggregate of 126,750 shares of common stock, $0.01 par value (the “Shares”), for a purchase price of $5.00 per share, resulting in gross proceeds to the Company of approximately $633,750 (the “Private Placement”). The Shares were issued and sold to a total of 8 accredited investors pursuant to a Securities Purchase Agreement entered into as of November 21, 2007 (the “Securities Purchase Agreement”).

The Shares were issued in the Private Placement without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act. The Company based such reliance upon representations made by each purchaser of Shares, including, but not limited to, representations as to the purchaser’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and the purchaser’s investment intent. The Shares were not offered or sold by any form of general solicitation or general advertising, as such terms are used in Rule 502 under Regulation D. The Shares may not be offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

In connection with the Private Placement, the Company has agreed to prepare and file a Registration Statement on Form S-3 (the “Registration Statement”) covering the resale of the Shares purchased in the Private Placement, and to use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as possible after the filing thereof and to keep the Registration Statement continuously effective under the Securities Act until all shares covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144(k) (or any successor Rule under the Securities Act).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 26, 2007	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Edward H. Myles
Edward H. Myles, Senior Vice President of Finance and Chief Financial Officer